UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

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☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

CHART INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CHART INDUSTRIES, INC.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125-5370

April 8, 2008

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Central Time, on Tuesday, May 20, 2008 at the offices of Chart Energy & Chemicals, Inc., a wholly owned subsidiary of Chart Industries, Inc., located at 8665 New Trails Drive, Suite 100, The Woodlands, Texas (the “Annual Meeting”). We will be reporting on Chart Industries, Inc.’s activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Chairman, Chief Executive Officer and President

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND RELATED MATTERS
COMPENSATION COMMITTEE REPORT
EXECUTIVE AND DIRECTOR COMPENSATION
2007 SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS TABLE
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2007 OPTION EXERCISES AND STOCK VESTED TABLE
2007 NONQUALIFIED DEFERRED COMPENSATION TABLE
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
2007 DIRECTOR COMPENSATION TABLE
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTANT FEES AND SERVICES
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

CHART INDUSTRIES, INC.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125-5370

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2008

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Central Time, on Tuesday, May 20, 2008 at the offices of Chart Energy & Chemicals, Inc., a wholly owned subsidiary of Chart Industries, Inc., located at 8665 New Trails Drive, Suite 100, The Woodlands, Texas (the “Annual Meeting”), for the following purposes:

1. To elect seven Directors for a term of one year; and

2. To transact any other business as may properly come before the Annual Meeting.

Only holders of the Company’s Common Stock of record as of the close of business on Tuesday, March 25, 2008 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,

Samuel F. Thomas
Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

CHART INDUSTRIES, INC.
One Infinity Corporate Centre Drive, Suite 300
Garfield Heights, Ohio 44125-5370

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 8, 2008

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company”, “Chart” or “we”) for use at the Annual Meeting on May 20, 2008 at 9:00 a.m., Central Time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain additional information regarding the Internet availability of proxy materials this year?

Pursuant to new rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will provide access to our proxy materials over the Internet. Proxy materials for the Company’s Annual Meeting of Stockholders, including the 2007 Annual Report and this proxy statement, are now available over the Internet by accessing http://ww3.ics.adp.com/streetlink/GTLS. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and you will have to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at www.proxyvote.com. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125, by submitting a request via email to matt.klaben@chart-ind.com or by telephone at 216-626-1216.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our Directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We also may retain a third party to aid in the solicitation of proxies.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our common stock (“Common Stock”) you own as of March 25, 2008, the record date for the meeting. Only stockholders of record at the close of business on March 25, 2008 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 28,318,191 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of Directors.

How do I vote?

If you are a stockholder of record, you can vote (i) in person at the Annual Meeting; or (ii) you can vote by signing and mailing in your proxy card in the enclosed envelope; or (iii) by submitting a proxy by telephone by calling 1-800-690-6903 or via the Internet at www.proxyvote.com. Stockholders who wish to attend the Annual Meeting in person may receive directions to the Annual Meeting location by contacting our Secretary at 216-626-1216. Proxies submitted via the telephone or Internet must be received by 11:59 p.m. Eastern Time on May 19, 2008. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the election of the seven nominees listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a Chart representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve the election of the seven Directors for a one-year term ending at the Annual Meeting in 2009?

The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withheld” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated. Abstentions and broker non-votes will have no effect on the election of Directors.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented, in person or by proxy, at the Annual Meeting. With 28,318,191 shares outstanding as of the close of business on the record date, stockholders representing at least 14,159,096 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2008 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the Annual Meeting, the Company must have received proposals no later than December 25, 2007.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company by specific dates in order to be eligible for consideration at an annual meeting. See “Corporate Governance and Related Matters” and “Stockholder Proposals for 2009 Annual Meeting” for a detailed discussion of this By-Laws provision. To be eligible for consideration at the Annual Meeting for 2008, proposals that were not submitted by the deadline for inclusion in the proxy statement must have been received by the Company no later than January 24, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 25, 2008 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each Director and nominee for election as Director and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

	Shares Beneficially Owned(1)
		Percent of
Name of Beneficial Holder	Number	Common Stock

Neuberger Berman Inc.(2)	2,024,864	7.2%
Tontine Overseas Associates, L.L.C.(3)	1,809,171	6.4%
Wentworth, Hauser & Violich, Inc.(4)	1,684,439	5.9%
SAB Capital Partners, L.P.(5)	1,608,792	5.7%
Independence Investments LLC(6)	1,593,004	5.6%
Samuel F. Thomas(7)	782,657	2.7%
Michael F. Biehl	47,602	*
Matthew J. Klaben(8)	69,524	*
James H. Hoppel, Jr.(9)	53,716	*
Steven W. Krablin(10)	4,776	*
Michael W. Press(11)	6,768	*
Richard E. Goodrich(12)	6,768	*
James M. Tidwell(13)	323	*
W. Douglas Brown(14)	—	*
Thomas L. Williams(15)	—	*
All Directors, Director nominees and officers as a group (10 persons)(16)	972,134	3.4%

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise or conversion of outstanding options and stock rights covering Common Stock, if any, exercisable by such owner within 60 days after March 25, 2008, but no exercise of outstanding options or stock rights covering Common Stock held by any other person.

(2)	According to a Schedule 13G filed with the SEC on February 13, 2008 by Neuberger Berman Inc., reporting beneficial ownership for itself and Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds, Neuberger Berman Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman Inc.’s various mutual funds. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman, LLC, are aggregated in the reported holdings. The Schedule 13G reported that Neuberger Berman Inc. has sole voting power over 88,582 shares, shared voting power over 1,644,700 shares and shared dispositive power over 2,024,864 shares; Neuberger Berman, LLC has sole voting power over 88,582 shares, shared voting power over 1,644,700 shares and shared dispositive power over 2,024,864 shares; Neuberger Berman Management Inc. has shared voting and dispositive powers over 1,644,700 shares; and Neuberger Berman Equity Funds has shared voting and dispositive powers over 1,628,400 shares. Neuberger Berman Inc. is located at 605 Third Avenue, New York, New York 10158.

(3)	According to a Schedule 13G filed with the SEC on January 18, 2008 by Tontine Overseas Associates, L.L.C. (“TOA”) reporting beneficial ownership for itself, Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Management, L.L.C. (“TCM”), the general partner of TCP, and Jeffrey L. Gendell, the managing member of TCM and TOA, TOA has shared voting and dispositive power with respect to 363,210 shares; TCP has shared voting and dispositive power with respect to 1,445,961 shares; TCM has shared voting and dispositive power with respect to 1,445,961 shares; and Mr. Gendell has shared voting and dispositive power with respect to 1,809,171 shares. TOA is located at 55 Railroad Avenue, Greenwich, Connecticut 06830.

(4)	According to a Schedule 13G filed with the SEC on February 14, 2008, Wentworth, Hauser & Violich, Inc. has sole voting and dispositive power over 1,684,439 shares. Wentworth, Hauser & Violich, Inc. is located at 353 Sacramento Street, Suite 600, San Francisco, California 94111.

(5)	According to a Schedule 13G filed with the SEC on February 11, 2008 by SAB Capital Partners, L.P. (“SAB”) reporting beneficial ownership for itself, SAB Capital Partners II, L.P. (“SAB II”), SAB Overseas Master Fund L.P. (the “Master Fund”), SAB Capital Advisors, L.L.C. (the “General Partner”), SAB Capital Management, L.P. (the “Investment Manager”), SAB Capital Management, L.L.C (“IMGP”) and Scott A. Bommer, SAB has shared voting and dispositive power with respect to 1,171,180 shares; SAB II has shared voting and dispositive power with respect to 22,852 shares; the Master Fund has shared voting and dispositive power with respect to 414,760 shares; the General Partner has shared voting and dispositive power with respect to 1,608,792 shares; the Investment Manager has shared voting and dispositive power with respect to 1,608,792 shares; IMGP has shared voting and dispositive power with respect to 1,608,792 shares; and Mr. Bommer has shared voting and dispositive power with respect to 1,608,792 shares. SAB is located at 767 Fifth Avenue, 21st Floor, New York, New York 10153.

(6)	According to a Schedule 13G filed with the SEC on January 24, 2008, Independence Investments LLC, as of December 31, 2007, has sole voting and dispositive power over 1,532,110 shares and 1,593,004 shares, respectively, and beneficially owns 1,593,004 shares. Independence Investments LLC is located at 160 Federal Street, Boston, Massachusetts 02110.

(7)	Mr. Thomas is a Director and an executive officer of the Company. Shares beneficially owned by Mr. Thomas include 100,000 shares that were transferred to a trust of which Mr. Thomas is the grantor and the current beneficiary, 130,000 shares which are owned by his spouse and 451,831 shares which he has the right to acquire within 60 days of March 25, 2008 through the exercise of stock options.

(8)	Mr. Klaben is an executive officer of the Company. Shares beneficially owned by Mr. Klaben include 66,524 shares which he has the right to acquire within 60 days of March 25, 2008 through the exercise of stock options.

(9)	Mr. Hoppel is an executive officer of the Company. Shares beneficially owned by Mr. Hoppel include 51,216 shares which he has the right to acquire within 60 days of March 25, 2008 through the exercise of stock options.

(10)	Mr. Krablin is a Director of the Company. Shares beneficially owned by Mr. Krablin include the shares underlying 1,787 restricted stock units, which will vest within 60 days of March 25, 2008, and 2,666 vested restricted stock units.

(11)	Mr. Press is a Director of the Company. Shares beneficially owned by Mr. Press include the shares underlying 1,787 restricted stock units, which will vest within 60 days of March 25, 2008.

(12)	Mr. Goodrich is a Director of the Company. Shares beneficially owned by Mr. Goodrich include the shares underlying 1,787 restricted stock units, which will vest within 60 days of March 25, 2008, and 2,658 vested stock units.

(13)	Mr. Tidwell is a Director of the Company. In addition to the shares included in the table above, Mr. Tidwell will have the right to acquire the shares underlying 1,321 restricted stock units upon their vesting on July 9, 2008.

(14)	W. Douglas Brown is a nominee for election as a Director of the Company.

(15)	Thomas L. Williams is a nominee for election as a Director of the Company.

(16)	The number of shares shown as beneficially owned by the Company’s Directors and executive officers as a group includes 580,256 shares which the Company’s Directors and executive officers as a group have the right to acquire within 60 days of March 25, 2008.

*	Less than 1%

ELECTION OF DIRECTORS

The authorized number of Directors is presently fixed at seven. The Board of Directors currently consists of five Directors with each term expiring at the Annual Meeting. There are currently two vacancies on the Board of Directors resulting from the resignations of Timothy H. Day and Kenneth W. Moore in August 2007. Upon the recommendation of the Nominations and Corporate Governance Committee, the Board of Directors nominated W. Douglas Brown and Thomas L. Williams to stand for election as Directors at the Annual Meeting to fill these vacancies. Messrs. Brown and Williams were initially recommended to the Nominations and Corporate Governance Committee by non-management Directors. In addition, each of the five current Directors has also been nominated to stand for re-election.

Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

The table below sets forth the names, ages as of March 25, 2008, and existing positions with the Company of each nominee:

Name	Age	Position

Samuel F. Thomas	56	Chairman of the Board of Directors, Chief Executive Officer, and President
Richard E. Goodrich	64	Director
Steven W. Krablin	57	Director
Michael W. Press	60	Director
James M. Tidwell	61	Director
W. Douglas Brown	62	Director Nominee
Thomas L. Williams	49	Director Nominee

The following sets forth biographical information for our nominees.

Samuel F. Thomas was elected Chairman of our Board of Directors on March 27, 2007 and has served as our Chief Executive Officer and President and as a member of our Board of Directors since October 2003. Prior to joining our Company, Mr. Thomas was Executive Vice President of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. In addition to his most recent position at ESAB, Mr. Thomas was responsible for ESAB North America during his employment at ESAB Holdings Ltd. Prior to joining ESAB in February 1999, Mr. Thomas was Vice President of Friction Products for Federal Mogul, Inc. Prior to its acquisition by Federal Mogul in 1998, Mr. Thomas was employed by T&N plc from 1976 to 1998, where he served from 1991 as chief executive of several global operating divisions, including industrial sealing, camshafts and friction products.

Richard E. Goodrich became a Director on August 15, 2006. Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Goodrich also serves as a director of Gundle/SLT Environmental, Inc.

Steven W. Krablin became a Director on July 25, 2006.  Mr. Krablin has been Executive Vice President and Chief Financial Officer of IDM Group Limited, a provider of drilling equipment and other goods and services to the oil and gas industry, since April 2008. From January 1996 until April 2005, Mr. Krablin served as Senior Vice President and Chief Financial Officer of National Oilwell Varco Inc. or its predecessors, a manufacturer and distributor of oil and gas drilling equipment and related services. Following his retirement from National Oilwell Varco in 2005, Mr. Krablin was active as a private investor. Prior to 1996, Mr. Krablin served as Senior Vice President and Chief Financial Officer of Enterra Corporation until its merger with Weatherford International. Mr. Krablin also serves as a director of Penn Virginia Corporation and Hornbeck Offshore Services, Inc.

Michael W. Press became a Director on August 15, 2006 and has been designated as our Lead Independent Director. Mr. Press has been self-employed since 2001. Prior to that, he spent 27 years in the energy industry in senior management and executive positions. From 1997 to 2001, Mr. Press was Chief Executive Officer of KBC Advanced Technologies plc, an international petroleum consulting firm. Mr. Press also serves as a director of Petrofac Ltd.

James M. Tidwell became a director on July 9, 2007.  Mr. Tidwell is currently the President and Chief Executive Officer of WEDGE Group Incorporated, a privately owned investment company with holdings in manufacturing, hotels, commercial real estate and oilfield services. Mr. Tidwell served as Executive Vice President and Chief Operating Officer of WEDGE Group from February 2007 until February 2008 and as Vice President and Chief Financial Officer from January 2000 through January 2007. From August 1996 through June 1999, Mr. Tidwell served as Executive Vice President and Chief Financial Officer of Daniel Industries, Inc., and he served as President of Daniel Measurement & Control from July 1999 to January 2000. Before then, Mr. Tidwell served as Vice President and Chief Financial Officer of Hydril Co. Mr. Tidwell is a director of T-3 Energy Services, Inc. and the National Multiple Sclerosis Society.

W. Douglas Brown served as Vice President, General Counsel and Secretary of Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases, performance materials and equipment and services, from 1999 until his retirement in 2007. Prior to that, Mr. Brown held General Counsel and various administrative positions with Air Products and its affiliates, including engineering, construction and energy-related businesses, from 1975.

Thomas L. Williams is currently Senior Vice President — Operating Officer of Parker Hannifin Corporation (“Parker Hannifin”), a manufacturer of motion and control technologies. Mr. Williams joined Parker Hannifin in 2003 as Vice President Operations — Hydraulics Group and became President — Instrumentation Group in 2005. Prior to joining Parker Hannifin, Mr. Williams was employed by General Electric Company from 1981 to 2003, where he held various executive operating positions for four different business groups: GE Capital, Aircraft Engines, Lighting and Locomotives.

The Board of Directors unanimously recommends that you vote FOR the election of the seven candidates for Director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

The Company’s Corporate Governance Guidelines and the NASDAQ listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, and any other applicable laws, rules and regulations.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and the Company’s senior management. In February 2008, the Board of Directors performed its annual director independence review for 2008.

As part of this review, the Board also evaluated the independence of the Director nominees, Messrs. Brown and Williams. In determining the independence of Mr. Brown, the Board considered Mr. Brown’s prior employment as an executive officer with Air Products, a substantial customer of the Company. In connection with this evaluation, the Board noted that in his role as General Counsel, Mr. Brown did not have a relationship with the Company and had no influence over transactions between his prior employer and the Company. In determining the independence of Mr. Williams, the Board considered that Mr. Williams is currently the Senior Vice President — Operating Officer of Parker Hannifin, a supplier of the Company. The Board does not believe that either of these relationships impairs the independence of the Director nominees and that neither individual has any material interest in any transaction between the Company and Air Products or Parker Hannifin.

As a result of this review, the Board of Directors determined that four of our five current Directors and both Director nominees are independent, and all members of the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee are independent. The Board of Directors determined that Messrs. Goodrich, Krablin, Press, Tidwell, Brown and Williams satisfy the NASDAQ independence requirements.

Mr. Thomas is not considered to be independent because of his position as President and Chief Executive Officer of the Company.

Information Regarding Meetings and Committees of the Board of Directors

The Board of Directors held five regular meetings and five executive sessions at which only the independent Directors attended during the fiscal year ended December 31, 2007. Each Director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a Director and (2) the total number of meetings held by committees of the Board on which he served. Board members are expected to attend Chart’s Annual Meeting of Stockholders and all attended our May 2007 Annual Meeting of Stockholders. The non-management Directors meet in executive sessions in connection with each of the regularly scheduled Board meetings, which are presided over by the Lead Independent Director who is identified in the table below. The Board has the three committees: Nominations and Corporate Governance Committee; Audit Committee; and Compensation Committee. Current committee membership is described in the following table:

Nominations and
Corporate
		Compensation	Governance
	Audit Committee	Committee	Committee
James M. Tidwell	Member, Financial Expert	Member	Member
Richard E. Goodrich	Member, Financial Expert	Member, Chairman	Member
Steven W. Krablin	Member, Chairman, Financial Expert	Member	Member
Michael W. Press	Member	Member	Member, Chairman, Lead Independent Director

The Committee membership as described above is expected to change following the 2008 Annual Meeting of Stockholders as a result of the anticipated addition of the Director nominees.

Nominations and Corporate Governance Committee

The Company’s Nominations and Corporate Governance Committee consists of four members: Richard E. Goodrich, Steven W. Krablin, Michael W. Press and James M. Tidwell. Mr. Press serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met six times during fiscal year 2007. The Nominations and Corporate Governance Committee is governed by the Nominations and Corporate Governance Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Nominations and Corporate Governance Committee is responsible for (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us, (2) consulting with our Audit Committee and the Board of Directors regarding the adoption of codes of conduct applicable to all employees and Directors when required by the rules of NASDAQ and adopting procedures for monitoring and enforcing compliance with such codes of conduct, (3) reviewing our compliance with state and federal laws and regulations and with the NASDAQ corporate governance listing requirements, (4) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors, (5) establishing criteria for the selection of new Directors to serve on the Board of Directors and reviewing the appropriate skills and characteristics required of Directors, (6) identifying, screening and recommending nominees to be proposed by us for election as Directors at the Annual Meeting of Stockholders, or to fill vacancies, (7) considering and reviewing the qualifications of any nominations of Director candidates validly made by stockholders, (8) reviewing the committee structure of the Board of Directors and recommending Directors to serve as members of each committee, (9) overseeing the annual evaluation of management, the Board of Directors, its members and committees and (10) establishing criteria for and leading the annual performance self-evaluation of the Board of Directors and each committee.

Prospective Director nominees are identified through contacts of the members of the Board of Directors or members of senior management, through searches conducted by professional search firms, or through recommendations of potential candidates by stockholders, employees or others. Once a prospective Director nominee has been identified, the Nominations and Corporate Governance Committee makes an initial determination through information provided to the Nominations and Corporate Governance Committee and information supplemented by the Nominations and Corporate Governance Committee through its own inquiries. The Nominations and Corporate Governance Committee will evaluate Director nominees, including nominees that are submitted to the Company by a stockholder. In selecting new Directors of the Company, consideration is given to each individual Director’s personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Company and its management, and duties imposed by law and regulation. Important factors include:

•	Each Director must, as determined by the Board, be qualified to perform duties of a Director in accordance with the Delaware General Corporation Law as evidenced by the Director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest;

•	The Company will comply fully with all legal and regulatory requirements concerning the independence and composition of the Audit, Nominations and Corporate Governance, Compensation and any other committees of the Board, subject to any exemptions provided by the Listing Standards of the NASDAQ;

•	Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, operations, industry, energy markets, marketing, public company governance and international background), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments.

In addition, Directors must have time available to devote to Board activities and the ability to work collegially. In determining whether to recommend a Director for re-election, the Nominations and Corporate Governance Committee also considers the Director’s past attendance at meetings and participation in and contribution to the activities of the Board of Directors. At all times, at least one member of the Board must meet the definition of “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and serve on the Company’s Audit Committee.

The Nominations and Corporate Governance Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Nominations and Corporate Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for Director nominations may be submitted to the Company pursuant to the requirements described under the caption “Stockholders Communications with the Board” below. Stockholder recommendations for Director nominations will be forwarded to the Nominations and Corporate Governance Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a Director if elected;

•	the name and record address of the stockholder who is submitting the notice;

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice.

Our By-Laws provide that stockholders seeking to nominate candidates for election as Directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You also can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

Audit Committee

Our Audit Committee consists of Richard E. Goodrich, Steven W. Krablin, Michael W. Press and James M. Tidwell. Mr. Krablin serves as the Audit Committee chairman. The Audit Committee met five times during fiscal year 2007. The Audit Committee is governed by the Audit Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Audit Committee’s responsibilities include (1) appointing, retaining, compensating, evaluating and terminating our independent auditors and approving in advance any audit or non-audit engagement or relationship between us and such auditor, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditors, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) annually reviewing the adequacy of the Audit Committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on us and our financial statements and (13) reporting regularly to the full Board of Directors.

Our Board has determined that each of Messrs. Goodrich, Krablin, Press and Tidwell satisfies the current independence standards of NASDAQ and Section 10(A)(m)(3) of the Exchange Act. Our Board of Directors has

determined that each of Messrs. Goodrich, Krablin and Tidwell qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and satisfies the NASDAQ financial knowledge and sophistication requirements.

Compensation Committee

Our Compensation Committee consists of Richard E. Goodrich, Steven W. Krablin, Michael W. Press and James M. Tidwell. Mr. Goodrich serves as the Compensation Committee chairman. The Compensation Committee met nine times during fiscal year 2007. The Compensation Committee is governed by the Compensation Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the Board of Directors compensation for Board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (6) administration of stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC, (8) approving the appointment and removal of trustees and investment managers for pension fund assets, (9) retaining consultants to advise the committee on executive compensation practices and policies, (10) establishing and periodically reviewing succession plans for our executive officers and others, and (11) handling such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

To further assist it in carrying out its responsibilities, the Compensation Committee engaged Mercer Human Resources Consulting (“Mercer”), an independent, nationally recognized, compensation consulting firm in February 2007 to assist in the evaluation of our executive compensation structure and expenses.

In 2007, Mercer’s duties and responsibilities included:

•	Assisting the Compensation Committee in identifying an appropriate peer group of companies for purposes of comparison in evaluating our compensation structure and philosophy;

•	Providing information on compensation paid by peer companies to their executive officers;

•	Providing information regarding market practices as to executive employment agreements for public companies;

•	Evaluating the competitiveness of the total direct compensation of the Company’s executive officers and other executives and each of its individual components, including base salary, annual bonus and long-term incentive awards; and

•	Advising the Company on alternative structures, forms of compensation and allocation considerations.

See “Compensation Committee Report” and “Compensation Discussion and Analysis” below for additional information on the Compensation Committee and its activities.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of the other executive officers. Based on this review and his analysis of data provided by Mercer as to compensation practices among our peer group, he makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, annual cash incentives, and long-term and short-term awards. Although the Compensation Committee considers these recommendations when making decisions regarding executive compensation, it retains full discretion to set all compensation for the Company’s executive officers.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board of Directors has adopted our Code of Ethical Business Conduct and also our Officer Code of Ethics which are both available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125.

In order to enhance employee awareness of our already existing Code of Ethical Business and Conduct, we have launched periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. The Board of Directors has also designated Ethics Representatives and a Chief Compliance Officer for ethics to assist in the administration of and to encourage adherence with the Code of Ethical Business Conduct.

Stockholder Communications with the Board

Stockholders may communicate their concerns directly to the entire Board or specifically to non-management Directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio, 44125. The status of all outstanding concerns addressed to the entire Board or only to non-management Directors will be reported to the Chairman of the Board or the Lead Independent Director, respectively, on a quarterly basis. Mr. Press has been designated as the Lead Independent Director.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2008 Annual Meeting of Stockholders.

Compensation Committee

Richard E. Goodrich, Chairman
Steven W. Krablin
Michael W. Press
James M. Tidwell

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The primary objectives of the Compensation Committee of our Board of Directors with respect to the determination and administration of our Company’s executive compensation programs are to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Background

Historically, our Compensation Committee’s guiding philosophy with respect to executive officer compensation has emphasized performance-based compensation. Accordingly, our compensation strategy has provided for significant cash incentive compensation awards and the vesting of a portion of stock option grants based upon the Company’s financial and stock performance, including, in the case of pre-initial public offering stock option grants, the return on investment of First Reserve Fund X, L.P. (“First Reserve”), an affiliate of First Reserve Corporation, realized when it disposed of its remaining ownership interest in us in connection with a secondary offering of our Common Stock in June 2007. Traditionally, our executive compensation program has been intended to provide base salaries generally below the median of executives at companies considered to be peers, with a total potential compensation package (including performance-based compensation) generally above median among such historical peers if maximum performance levels are achieved. From time to time the Compensation Committee reviews the companies considered to be peers for compensation purposes and may make changes to the group as appropriate.

From the time of the acquisition of the Company by First Reserve in October 2005 (the “Acquisition”) until the secondary offering in June 2007, we were controlled by First Reserve. All our compensation arrangements in place through the end of fiscal year 2006 were put in place prior to our initial public offering, which was completed on July 31, 2006, and were not modified, except for those modifications necessary to reflect our Company’s public company status, in connection with the initial public offering. Although our Board of Directors and Compensation Committee were responsible for the implementation and administration of all of our benefit and compensation plans before our initial public offering, all compensation decisions relating to the Chief Executive Officer and the other executive officers were subject to the review of First Reserve directly or through its representatives. Moreover, the Board of Directors under which our executive compensation plans were adopted before our initial public offering as well as the Compensation Committee were comprised of a number of Directors affiliated with First Reserve.

As part of and subsequent to our initial public offering, we appointed three additional independent directors to our Board of Directors and altered the membership of our Compensation Committee so that since May 2007, all members are independent directors.

In connection with the Company’s continued transition to public company status following our initial public offering, our Compensation Committee engaged Mercer, an independent outside compensation consulting firm, to assist the Compensation Committee in its review of our entire executive compensation program. The review included a study to identify companies that should be considered as peer group companies for executive compensation purposes, as well as a review of our compensation objectives and philosophy, and the individual components of our total compensation package for our executive officers. For further discussion of the Compensation Committee’s engagement of Mercer, see “Corporate Governance and Related Matters — Compensation Committee” above.

Benchmarking Methodology

A fundamental step in our progression from private to public company status required the Compensation Committee to determine the appropriateness of our current compensation objectives and philosophy, which were largely established while we were a private company, by comparing Company performance and each element of our executive officers’ total compensation to the compensation information of similarly situated executives at companies that we consider to be our peers.

With the assistance of Mercer, the Compensation Committee identified a group of companies with which the Compensation Committee believes the Company is in a comparable position with respect to competition for talent and for stockholder investment, and which are similar in size and business mix to the Company (the “Compensation Peer Group”), which serves as a comparison for purposes of determining appropriate base salaries, short-term incentives and total overall compensation for our executives. In connection with the Compensation Committee’s evaluation of public company compensation standards, the Compensation Committee reviewed the 25th percentile, median and 75th percentile data for the Compensation Peer Group in each element of compensation (base salary, target annual cash incentive compensation, target long-term equity based compensation as well as the resulting total direct compensation). These comparisons are simply a point of reference for measurement and not the determinative factor in setting our executives’ compensation. The Compensation Committee does not use formulas or rigidly set the compensation of our executives based on this data. The purpose of the comparison is not to supplant the Compensation Committee’s analysis of various factors considered in making compensation decisions, such as prior year company and business unit financial performance, shareholder return, internal pay equity, compensation history and the individual performance of our executive officers. The Compensation Committee also considers the recommendations and input from our Chief Executive Officer as described under “Corporate Governance and Related Matters — Role of Executive Officers in Compensation Decisions” above.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, such as identifying peer companies within our industry that are substantially similar in size and business mix, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The following 12 companies were identified by the Compensation Committee as the 2007 Compensation Peer Group:

Altra Holdings, Inc.	Columbus McKinnon Corp.	Kaydon Corp.
Ampco-Pittsburgh, Corp.	Enpro Industries, Inc.	Lufkin Industries, Inc.
Barnes Group Inc.	Gorman-Rupp Co.	Powell Industries, Inc.
Circor International, Inc.	Hydril Co.	Robbins & Myers, Inc.

Pay Mix and Total Compensation for Executive Officers

The Company intends to attract and retain talented executives with competitive salaries and annual cash incentive compensation opportunities that deliver market-appropriate awards based on annual performance, balanced by long-term equity-based incentive compensation awards that also provide market-competitive opportunities to increase value commensurate with stockholder gains. Historically, the Company has relied more heavily on performance based compensation to offset slightly below-median base salaries, which together with long-term equity-based incentive compensation, has comprised a total direct compensation package for our executives above the median of the Compensation Peer Group when maximum performance levels are achieved. This variable pay focus is not atypical for a company such as ours that has historically seen significant fluctuations in performance based on the cyclical aspects of our business.

Elements of Compensation

Executive compensation consists of the following primary components:

Base Salary.  Base salaries are reviewed annually, and adjusted from time to time to reflect performance, experience, responsibilities and market conditions. Salary review is conducted by the Compensation Committee before or during the early part of the fiscal year for which the base salary will become effective. The Compensation Committee is responsible for setting the base salary of the Chief Executive Officer, and takes into account his individual responsibilities, performance and experience, and the competitive market compensation paid by other companies of similar size in a similar industry. The current base salary for the Chief Executive Officer, which is

$500,000 for 2008, an increase from $450,000 for 2007, was determined based on the experience of the members of the Compensation Committee after an analysis of market data provided by Mercer and the Chief Executive Officer’s individual responsibilities, performance and experience relative to those of chief executive officers at companies within the Compensation Peer Group. Increases in base salary with respect to the other executive officers are recommended to the Compensation Committee by the Chief Executive Officer. In making this recommendation, the Chief Executive Officer considers each executive officer’s individual responsibilities, performance and experience, and market data provided by Mercer, including compensation paid to other executive officers with similar levels of experience, scope of responsibilities, performance and potential in the Compensation Peer Group. However, any increase in base salary is granted at the sole discretion of the Compensation Committee. The base salaries for the executive officers other than the Chief Executive Officer for 2008 are $262,150 for the Executive Vice President, Chief Financial Officer and Treasurer (an increase from $245,000 for 2007) and $210,000 for the Vice President, General Counsel and Secretary (an increase from $200,000 for 2007). Effective March 1, 2008, the Board of Directors of the Company appointed James H. Hoppel, Jr., who previously served as the Company’s Chief Accounting Officer, Controller and Assistant Treasurer, as the Company’s Vice President — Corporate Development. The Compensation Committee has set the base salary for Mr. Hoppel for 2008 at $192,000, an increase from $170,000 received in 2007 as Chief Accounting Officer. Also effective March 1, 2008, the Company appointed Kenneth J. Webster as the Company’s Chief Accounting Officer and Controller. The Compensation Committee has set Mr. Webster’s base salary for 2008 at $156,000.

Annual and Other Cash Incentive Awards.  In addition to their base salary, executive officers are eligible to earn an annual cash incentive bonus. Consistent with our compensation philosophy, the annual cash incentive bonus represents a significant portion of total compensation. The purpose of annual cash bonuses is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. Our annual incentive plan was designed to provide our executive officers with incentive compensation based upon the achievement of pre-established performance goals. The performance criteria are tied to Company, rather than individual performance. This approach historically has been taken by our Company in light of our emphasis on performance-based compensation tied to Company financial and stock performance, rather than qualitative individual performance assessments.

Beginning with our 2007 fiscal year and going forward, annual cash bonuses, if any, will be awarded under the Chart Industries, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). Annual cash bonuses awarded in fiscal year 2006 were awarded under the 2006 Chart Executive Incentive Compensation Plan (the “2006 Bonus Plan”). The Incentive Compensation Plan provides the Compensation Committee with significant flexibility to establish performance criteria and performance periods for which cash incentive compensation will be awarded. Under the Incentive Compensation Plan, a performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee, and the performance objectives upon the attainment of which target incentive bonuses will be awarded may be based on one or more of certain performance criteria which may relate to us, one or more of our subsidiaries, our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain extraordinary events that may occur during the performance period. If there is a change in control, as defined in the Incentive Compensation Plan, the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the change in control occurs and for any completed performance period for which a determination under the plan has not been made. If the committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

Pursuant to the terms of the Incentive Compensation Plan, no executive officer or other participant may receive a bonus, with respect to any fiscal year, in excess of $5.0 million. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Incentive Compensation Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s incentive bonus, except that following a change in control the Compensation Committee continues to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her duties, in each case, as determined by the Compensation Committee.

Our Compensation Committee set annual incentive compensation targets and performance measures for our 2007 fiscal year under the Incentive Compensation Plan. Under these targets, our executive officers were eligible to earn a cash incentive bonus for our 2007 fiscal year if performance exceeded threshold amounts in an amount up to a pre-determined percentage, ranging from 97.5% to 165% of the executive officer’s base salary (with higher ranked officers being compensated at a higher percentage of base salary), at maximum performance levels. The performance measures established under the Incentive Compensation Plan for the 2007 fiscal year for executive officers were operating income, net income and working capital, weighted for purposes of calculating the award at 70%, 15% and 15%, respectively. Working capital as used for awards under the Incentive Compensation Plan measures the Company’s net working capital use efficiency determined relative to the Company’s rolling average sales. The Compensation Committee selected these measures in an effort to more closely align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. These performance measures were set at levels that were believed to represent, when they were set in early 2007, significant performance that would involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective. The table below details the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for fiscal 2007 (performance measures for working capital permit awards to be paid in excess of target based on operating income performance exceeding target performance):

Performance Measure	Threshold	Target	Maximum

Operating Income	$77,200,000	$88,700,000	$97,600,000
Net Income	$35,600,000	$40,900,000	$45,000,000
Working Capital	16.2%	14.7%	N/A

Following the end of the 2007 fiscal year, the Compensation Committee determined (i) whether and to what extent any of the established performance objectives were satisfied for 2007, and (ii) for each executive officer employed as of the last day of 2007, the actual bonus to which such executive officer is entitled for 2007. Actual results for each of the performance measures established for the 2007 fiscal year were as follows: (i) operating income, $97,300,000; net income, $52,803,000; and working capital, 14.4%. The following table summarizes the fiscal 2007 payout opportunities that were available for each of our executive officers upon satisfaction of the annual incentive target and annual maximum performance measures and the actual payout of annual cash incentive bonuses for fiscal 2007:

							Actual
	Annual		Annual		Annual		2007 Annual
	Threshold Target		Incentive Target		Incentive Maximum		Incentive Payout
	% of Base		% of Base		% of Base		% of Base
	Salary	Amount ($)	Salary	Amount ($)	Salary	Amount ($)	Salary	Amount ($)

Samuel F. Thomas	0%	0	110%	495,000	165%	742,500	163.4%	$735,431
Michael F. Biehl	0%	0	100%	245,000	150%	367,500	148.6%	$364,001
Matthew J. Klaben	0%	0	70%	140,000	105%	210,000	104.0%	$208,001
James H. Hoppel, Jr.	0%	0	65%	110,500	97.5%	165,750	96.6%	$164,172

The incentive payments were paid to the executives on March 7, 2008 and are included in the 2007 Summary Compensation Table.

Payments made under the Incentive Compensation Plan are intended to be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code under transition reliance period rules applicable to compensation paid pursuant to a plan that existed before we became publicly held and that was disclosed in our initial public offering prospectus.

For fiscal year 2008, each of our executive officers is eligible to receive an annual bonus of up to 150% of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary (the “Base Target”). Base Targets for fiscal year 2008 are as follows: (i) Mr. Thomas, 110%; (ii) Mr. Biehl, 100%; (iii) Mr. Hoppel, Jr., 65%; (iv) Mr. Klaben, 75%; and (v) Mr. Webster, 45%. The same performance measures that were used in fiscal 2007 will be used in fiscal year 2008, but the specific threshold, target and maximum performance levels will be different. We believe that disclosing the specific performance levels to be used for determining annual bonuses would cause us competitive harm by potentially disrupting our customer relationships and providing competitors with insight into our Company’s business strategy, pricing margins, capabilities and current compensation for executive talent. As was the case in fiscal year 2007, we believe the performance levels used for fiscal year 2008 involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set.

Long-Term Incentive Compensation.  The third primary element of the Company’s executive compensation program is comprised of long-term compensation awards, which the Compensation Committee historically delivered in the form of non-qualified stock option awards. The Compensation Committee believes the primary benefit of stock options is to motivate executives to increase stockholder value as options only produce rewards to executives if the Company’s stock price increases. During 2007, however, the Compensation Committee also considered what other forms of equity-related compensation may align the long-term interests of management and our stockholders while reducing reliance on stock options alone. Under the Company’s equity incentive plans approved by stockholders, the Company also may grant awards of stock appreciation rights, restricted stock, restricted stock units, and other stock-based grants, including shares of our Common Stock granted in the form of other equity and performance-based incentives, as may be deemed appropriate by the Compensation Committee.

Prior to the initial public offering, the Compensation Committee granted options as non-qualified stock options to our executive officers under the 2005 Stock Incentive Plan. Approximately 35% of these options were what we refer to as “time options,” which vest and become exercisable over five years, assuming the holder thereof continues to be employed by us. The remaining portion of these options, which we refer to as “performance options,” vested and became exercisable (or were forfeited) upon completion of the secondary offering in June 2007 and the achievement of the “Fund X Net Return,” which is the amount received by First Reserve in respect of its investment in us divided by the amount of the investment by First Reserve in us, which we refer to as the Fund X Investment. In connection with the completion of the secondary offering in which First Reserve determined to dispose of all of its remaining investment in us and First Reserve’s realization of a specific Fund X Net Return upon completion of the offering, 82% of the performance-based options held by executive officers and other members of management vested while the remaining 18% were forfeited. For a description of the compensation expense we incurred in 2007 related to performance stock options held by executive officers, and related valuation assumptions, see note (2) to “2007 Summary Compensation Table.”

Equity-based compensation remains an important component of the Company’s compensation strategy and an important tool toward the goal of attracting and retaining executive talent. This goal has become increasingly more important to the Compensation Committee as the Company continues to address fundamental changes in its industry and their effect on the Company’s performance and stock price. To this end, the Compensation Committee requested that the Company’s independent compensation consultant assist it in designing a new long-term incentive program for fiscal year 2007 and beyond that incorporates a more balanced portfolio approach relying not only on traditional stock options, but that also includes elements tied to both performance relative to our peers and internally-established performance goals set over a multi-year performance period.

In the course of evaluating a new long-term incentive plan, the Compensation Committee asked Mercer to provide data on the median value of long term compensation awards to executives in similar positions. Based on this data, approximately one-third of this value under the new long-term incentive plan is delivered as annual grants of stock option awards while the remaining approximate two-thirds of an executive’s target long-term compensation value is delivered in the form of performance units.

Stock option grants under the new long-term incentive plan are planned to be made annually at the discretion of the Compensation Committee and generally vest ratably over a four-year period, unless otherwise determined by the Compensation Committee. Continued service of the executive is required during the vesting period. In our 2007 fiscal year, we awarded non-qualified stock options covering a total of 29,800 shares of Common Stock, at an exercise price of $27.74 per share, to executive officers, under our equity incentive plan. For a description of the compensation expense we incurred in 2007 related to stock options held by executive officers, and related valuation assumptions, see note (2) to “2007 Summary Compensation Table.”

On January 2, 2008, we awarded the following non-qualified stock options to executive officers under our equity incentive plan at an exercise price of $30.95 per share: (i) Mr. Thomas, 18,950; (ii) Mr. Biehl, 6,500; (iii) Mr. Hoppel, Jr., 2,760; (iv) Mr. Klaben, 3,020; and (v) Mr. Webster, 2,240.

Long-term performance unit awards, which may be paid in cash or stock at the Compensation Committee’s discretion, are designed to align the interests of the executives with our longer-term strategic objectives and to reward the achievement of certain pre-determined objectives. Performance units are anticipated to be granted annually at the discretion of the Compensation Committee and vest based on the attainment of predefined performance goals over three-year overlapping performance periods (30 months in the case of the initial grants). Performance units were granted for 2007 to executive officers as follows: (i) Mr. Thomas, 16,850; (ii) Mr. Biehl, 5,625; (iii) Mr. Hoppel, Jr., 2,300; and (iv) Mr. Klaben, 2,675.

For the long-term performance units granted in 2007 and early 2008, as described below, amounts that may potentially be paid will depend on two performance measures:

•	Fifty percent of the potential award depends on our relative total stockholder return (“RTSR”) over a three-year period (30 months in the case of the initial grants). RTSR is measured against a group of peer companies in the industrial and energy businesses (the “RTSR Peer Group”) based on overlapping three-year performance cycles. The Compensation Committee believes that this metric represents a prominent measure of performance from the perspective of our stockholders and enhances the link between an award payment and value creation; and

•	Fifty percent of the potential award depends on our EBITDA (earnings before interest, tax, depreciation and amortization) growth over a three-year performance period (30 months in the case of the initial grants). EBITDA growth is measured relative to the Company’s strategic planning process. The Compensation Committee believes that this metric aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with the long-term improvement in the Company’s profitability.

The RTSR Peer Group for the performance period 2007-2009 consists of those companies which comprise the Compensation Peer Group plus several additional companies that were chosen for their comparable industry exposure. The following Companies make up the RTSR Peer Group:

Air Products & Chemicals, Inc.	Circor International, Inc.	Kaydon Corp.
Airgas, Inc.	Columbus McKinnon Corp.	Lufkin Industries, Inc.
Altra Holdings, Inc.	Dresser-Rand Group Inc.	National Oilwell Varco, Inc.
Ampco-Pittsburgh Corp.	Enpro Industries, Inc.	Powell Industries, Inc.
Barnes Group, Inc.	Exterran Holdings, Inc.	Praxair Inc.
Cameron International Corp.	Gorman-Rupp Co.	Robbins & Myers, Inc.

Threshold, target and maximum performance levels and corresponding payout levels for our performance are established for each performance cycle, with awards interpolated for performance between threshold and target and between target and maximum. In addition to performance requirements, the performance units contain transfer and certain other restrictions. Each performance unit represents a right to receive one share or its value in cash, and the units may be earned in a range equal to 35%, 100% and 150% of the number of units specified in the grant document, depending on whether Company performance meets the minimum performance threshold for each performance measure, meets the 100% target for each performance measure, or meets or exceeds the maximum target level for each performance measure for the performance period, respectively. The performance units are paid in shares or in cash, as determined by the Compensation Committee, within 60 days of the close of the performance period. We believe that disclosing the specific performance levels would cause us competitive harm by potentially disrupting our customer relationships and providing competitors with insight into our Company’s business strategy, pricing margins, capabilities and current compensation for executive talent. We believe the performance levels used involve some difficulty at the threshold levels, increased difficulty at the 100% target levels, and significant difficulty at the maximum levels, in each case relative to historical trends and future expectations at the time the levels were set.

On January 2, 2008, we awarded performance units to our executive officers as follows: (i) Mr. Thomas, 17,430; (ii) Mr. Biehl, 5,990; (iii) Mr. Hoppel, Jr., 2,540; (iv) Mr. Klaben, 2,780; and (v) Mr. Webster, 2,060. These

performance units vest based on EBITDA and RTSR performance over a three-year performance period beginning in 2008 and ending on December 31, 2010.

In connection with the adoption of the new long-term incentive plan in 2007, the Compensation Committee also implemented stock ownership guidelines for our senior executives. The guidelines set guideline levels of ownership of our Common Stock for our Chief Executive Officer at three times base salary and for other executive officers at one times base salary. Executives who do not meet the guidelines are expected to satisfy them within five years. The ownership guidelines are intended to be administered and reviewed periodically by the Compensation Committee.

Our stock options and performance units are issued under our Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), which was initially adopted effective November 23, 2005, in connection with the Acquisition. The plan, as amended and restated, was adopted by the Board of Directors and approved by our stockholders in connection with our initial public offering. For further discussion of the 2005 Stock Incentive Plan, see “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table — Equity and Incentive Plan Awards” below.

Option Grant Policies.  For stock options granted under the 2005 Stock Incentive Plan, the exercise price per share is equal to the fair market value on the applicable date of grant, which is defined for purposes of this plan as the average of the closing bid and closing asked price of the Common Stock quoted on NASDAQ on the date of grant. We have not made any equity grants in connection with the release or withholding of material non-public information.

Equity grants in the form of restricted stock units made to our non-employee Directors, as discussed below under “Director Compensation,” were granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value of our Common Stock on the date of grant. Other than with respect to regular annual grants of restricted stock units or, commencing in 2008, quarterly stock awards made to our non-employee Directors as described below, we do not have any program, plan or policy which requires us to grant equity compensation on specified dates.

Deferred Compensation.  The terms of our Amended and Restated Voluntary Deferred Income Plan are described below under “— 2007 Nonqualified Deferred Compensation Table.” Participation in this plan is entirely voluntary, and we presently do not offer any matching monies or contributions. We offered this plan to our executive officers to defer their compensation to subsequent years to help with their personal tax planning. Of the executive officers, only Mr. Thomas elected to participate in this plan in 2007.

Other Benefits.  Executive officers are eligible to participate in all of our employee benefit plans, including our 401(k) Plan, health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any equity compensation plans, as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of the Company. Additionally, all of our executive officers receive automobile allowances. In accordance with our performance-based compensation philosophy, we intend to continue to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable, subject to the applicable terms of the executive employment agreements.

Change in Control Payments

None of the executive officers’ respective employment agreements in place during fiscal year 2007 provided for change in control payments; however the agreements provided for severance benefits payable upon an executive’s involuntary termination without cause or resignation with good reason, irrespective of whether it related to a change in control. In addition, our stock options and performance unit awards provided for accelerated vesting of outstanding time options and performance units upon a change in control (as defined in the 2005 Stock Incentive Plan).

During 2007, the Compensation Committee reviewed the competitiveness of the Company’s executive employment agreements and requested that Mercer provide the Company with data regarding change in control and employment arrangements for executives among the Company’s Compensation Peer Group. In addition to its analysis of the data provided by Mercer, the Compensation Committee considered additional data regarding the potential costs associated with adopting the new employment agreements. As a result of its analysis, in February

2008, the Compensation Committee approved the implementation of new employment agreements for the Company’s executive officers which include change-in-control provisions. The Compensation Committee believes that the adoption of the new employment agreements will assist the Company in attracting and retaining executive talent. The benefits conferred in these agreements range from one to three times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and are effective for termination of employment (including constructive termination) outside of the change in control context, and in the event of both a change in control and termination of employment (including a constructive termination) within two years following the change of control. The arrangements provide higher (three and two times base salary and annual compensation for the CEO and CFO, respectively) multiples of compensation upon separation following a change in control for the Chief Executive Officer and Chief Financial Officer only. The Compensation Committee believes that providing such benefits only to the Chief Executive and Chief Financial Officers provides sufficient protection for the Company in retaining its executive officers. For this purpose, a change in control would occur in any of the following instances:

•	a change in ownership of the Company by which any person, or more than one person acting as a group, acquires ownership of stock of the Company (or such an affiliate) constituting more than 50% of the total fair market value or total voting power of the Company’s outstanding Common Stock;

•	a change in effective control of the Company by which: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more total voting power of the Company’s outstanding Common Stock; or (ii) a majority of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election; or

•	a change in the ownership of a substantial portion of the assets of the Company by which any one person, or more than one person acting as a group, acquires assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company prior to such acquisition.

In addition, immediately upon any change in control (as defined in our Amended and Restated Voluntary Deferred Income Plan) Mr. Thomas’ interest in all amounts credited to his account under this plan will fully and immediately vest and become nonforfeitable. There currently are no Company contributions credited to Mr. Thomas’ account or any other employees’ account under this plan. In addition, our executive officers may receive payments under our Incentive Compensation Plan following a change in control (as defined in the Incentive Compensation Plan) if the Compensation Committee determines the performance criteria have been met, as described above under “Elements of Compensation — Annual and Other Cash Incentive Awards.”

For more information on change in control and severance benefits, see “Other Potential Post-Employment Payments” below.

Anticipated Changes in Executive Compensation

Our executive compensation programs will continue in their current form until such time as the Compensation Committee determines in its discretion that revisions to our current plans or replacement plans are advisable. Such revisions may include changes in our compensation arrangements and analysis in the future, including the peers against which our committee measures executive compensation, changes in equity or other long-term incentives, and other changes as the committee may determine.

2007 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion summarize compensation earned for our 2006 and 2007 fiscal years by our four executive officers who served as executive officers during and at the end of 2007, who we refer to as our “named executive officers,” presented in accordance with SEC rules.

				Stock	Option	Non-Equity	All Other
		Salary	Bonus	Awards	Awards	Incentive Plan	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	Compensation(3)	($)(4)	($)

Samuel F. Thomas	2007	$450,000	—	$86,783	$1,533,402	$735,431	$33,757	$2,839,373
(Chairman, Chief Executive Officer and President)	2006	$400,000	—	—	$384,618	$660,000	$30,404	$1,475,022
Michael F. Biehl	2007	$245,000	—	$28,969	$462,013	$364,001	$33,773	$1,133,756
(Executive Vice President, Chief Financial Officer and Treasurer)	2006	$235,000	—	—	$115,385	$352,500	$33,089	$735,974
Matthew J. Klaben	2007	$200,000	—	$13,775	$859,828	$208,001	$32,457	$1,314,061
(Vice President, General Counsel and Secretary)	2006	$146,977	$25,000 (5)	—	$169,021	$202,650	$10,818	$554,466
James H. Hoppel, Jr.	2007	$170,000	—	$11,846	$233,314	$164,172	$30,837	$610,169
(Chief Accounting Officer, Controller and Assistant Treasurer)(6)	2006	$153,000	—	—	$52,178	$138,600	$36,993	$380,771

(1)	The performance unit awards set forth in the table below were granted pursuant to a Performance Unit Agreement and are subject to pre-determined performance requirements, transfer restrictions and other restrictions specified in the Performance Unit Agreement. Each performance unit represents a right to receive one share or its value in cash, and the units may be earned in a range of 35% to 150% of the number of units specified in the table below based on Company shareholder return relative to a peer group of companies and Company earnings growth, in each case over a performance period ending on December 31, 2009. The dollar values shown in the table above are the aggregate dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure.

	Performance Units
			Compensation
		Number of	Expense
	Grant Date	Units(x)	($)(y)

Samuel F. Thomas	8/2/2007	16,850	$86,783
Michael F. Biehl	8/2/2007	5,625	$28,969
Matthew J. Klaben	8/2/2007	2,675	$13,775
James H. Hoppel, Jr.	8/2/2007	2,300	$11,846

(x)	None of the performance units have vested and we are unable to predict if our actual performance will ever meet the performance requirements for vesting.

(y)	See footnote (2) to the 2007 Grants of Plan-Based Awards Table for information relating to the methodology used in calculating the compensation expense for 2007.

(2)	The option awards and the dollar values included in the option awards column are set forth in the table below. These awards were all granted pursuant to the 2005 Stock Incentive Plan and include awards granted in and prior to 2007. The dollar values shown in the table above are the aggregate dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007 in accordance with SFAS 123(R), “Share-Based Payment,” and SEC rules for executive compensation disclosure. The following assumptions were used in calculating the amounts listed:

The fair value of the options granted on November 23, 2005 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.80 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent; and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on March 29, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.0 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent; and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on April 27, 2006 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.3 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 47.0 percent; and a weighted average expected life of 7.5 years for the options.

The fair value of the options granted on August 2, 2007 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.97 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 48.9 percent; and a weighted average expected life of 7 years for the options.

	Performance Options(w)				Time Options
			Compensation					Compensation
		Number of	Expense ($)				Number of	Expenses ($)(x)
	Grant Date	Options	2006	2007	Grant Date		Options	2006	2007

Samuel F. Thomas	11/23/2005	356,876	—	$1,264,541	11/23/2005(y	)	237,388	$384,618	$208,886
					8/2/07(z	)	18,300	—	$59,975
Michael F. Biehl	11/23/2005	107,061	—	$379,356	11/23/2005(y	)	71,216	$115,385	$62,665
					8/2/07(z	)	6,100	—	$19,992
Matthew J. Klaben	3/29/2006	53,082	—	$707,791	3/29/2006(y	)	34,857	$169,021	$142,533
					8/2/07(z	)	2,900	—	$9,504
James H. Hoppel, Jr.	11/23/2005	35,690	—	$126,463	11/23/2005(y	)	23,738	$38,462	$20,888
	4/27/2006	4,777	—	$64,149	4/27/2006(y	)	3,137	$13,716	$13,621
					8/2/07(z	)	2,500	—	$8,193

(w)	Performance option grants became exercisable during 2007 based on the amount received by First Reserve in respect of its investment in us, as described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan.” For fiscal year 2006, none of the performance options vested and we were unable to predict at that time when or if First Reserve’s return on its investment in us would reach a minimum threshold amount or other events would occur that would result in any performance option grants ever becoming exercisable. Accordingly, under applicable accounting rules, we did not recognize any expense with respect to these options for 2006. In June 2007, a net return was recognized by First Reserve with respect to its investment us in connection with the closing of a secondary offering of the Company’s Common Stock, resulting in the vesting of 82% of the outstanding performance options. As a result, we recognized the expenses disclosed above with respect to these options for 2007.

(x)	Aggregate dollar amounts recognized as stock-based compensation expense for financial statement reporting purposes under SFAS 123(R) for fiscal years 2006 and 2007.

(y)	Time option grants described below under “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” that become exercisable annually and ratably over five years after the grant date.

(z)	Time option grants under the 2005 Stock Incentive Plan that become exercisable annually and ratably over four years after the grant date.

(3)	Reflects amounts of incentive compensation earned under our Incentive Compensation Plan and 2006 Bonus Plan. Our Compensation Committee determined that (i) our financial performance for fiscal year 2006 exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan; and (ii) our financial performance for 2007 has achieved a weighted level of 148.57%

of our 2007 performance measures. We paid the Incentive Compensation Plan cash payments and the 2006 Bonus Plan cash payments to our named executive officers on March 7, 2008 and March 15, 2007, respectively.

(4)	All Other Compensation includes the following payments made on behalf of our executive officers. All amounts are calculated based on the aggregate incremental actual cost, in dollars, to us of the benefit listed.

		Perquisites and	Company
		Other Personal	Contributions to	Total
	Year	Benefits ($)(x)	401(k) Plan ($)(y)	($)

Samuel F. Thomas	2007	$12,000	$21,757	$33,757
	2006	$12,000	$18,404	$30,404
Michael F. Biehl	2007	$12,245	$21,528	$33,773
	2006	$12,000	$21,089	$33,089
Matthew J. Klaben	2007	$9,845	$22,612	$32,457
	2006	$7,200	$3,618	$10,818
James H. Hoppel, Jr.	2007	$9,845	$20,992	$30,837
	2006	$16,867	$20,126	$36,993

(x)	In 2006 and 2007, each of the named executive officers received an automobile allowance. In 2006, in addition to his automobile allowance in the amount of $9,600, Mr. Hoppel received a travel allowance in the amount of $7,267 in connection with his efforts related to our initial public offering. Also includes in 2007 taxable fringe benefit and wellness credit of $245 for Messrs. Biehl, Hoppel and Klaben.

(y)	Includes 401(k) plan matching contributions made by us and 401(k) plan profit sharing.

(5)	Mr. Klaben received a $25,000 signing bonus in connection with commencement of his employment with us in March of 2006.

(6)	Effective March 1, 2008, the Board of Directors of the Company appointed James H. Hoppel, Jr., who previously served as the Company’s Chief Accounting Officer, Controller and Assistant Treasurer, as the Company’s Vice President — Corporate Development.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation awards to our named executive officers for our 2007 fiscal year, presented in accordance with SEC rules.

								All	All
								Other	Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
								Number of	Number of	or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	Stock
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock or	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(2)

Samuel F. Thomas	8/02/07(3)								18,300	$27.74	$289,995
	8/02/07(4)				5,897	16,850	25,275				$429,591
		—	$495,000	$742,500							—
Michael F. Biehl	8/02/07(3)								6,100	$27.74	$96,665
	8/02/07(4)				1,968	5,625	8,438				$143,409
		—	$245,000	$367,500							—
Matthew J. Klaben	8/02/07(3)								2,900	$27.74	$45,955
	8/02/07(4)				936	2,675	4,013				$68,199
		—	$140,000	$210,000							—
James H. Hoppel, Jr.	8/02/07(3)								2,500	$27.74	$39,617
	8/02/07(4)				805	2,300	3,450				$58,639
		—	$110,500	$165,750							—

(1)	These columns show the potential payouts for each named executive officer under the Incentive Compensation Plan for fiscal year 2007 based on goals set in February 2007. Detail regarding the actual awards under the Incentive Compensation Plan is reported in the “2007 Summary Compensation Table” and is included in the Compensation Discussion and Analysis above.

(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with SFAS 123(R). The grant date fair values of the performance units are reflected in the table above using two separate grant date values: (i) the grant date value of one-half of the award based on RTSR is $23.27 based on market condition valuation requirements; and (ii) the grant date fair value of the other one-half of the award based on EBITDA growth is $27.72, based on Company performance condition valuation requirements.

(3)	Granted pursuant to the 2005 Stock Incentive Plan as described in “Equity and Incentive Plan Awards — Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan” below. These options vest with respect to one-fourth the total number of common shares underlying the stock options on each of the first four anniversaries of the grant date.

(4)	Performance units granted pursuant to the 2005 Stock Incentive Plan. Detail regarding the performance units is reported in the “2007 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

Description of New Employment Agreements

In connection with its review of executive officer compensation arrangements, the Compensation Committee approved, and the Board of Directors ratified, new employment agreements entered into effective February 26, 2008 by each of the Company’s executive officers (the “New Employment Agreements”). The New Employment Agreements for Messrs. Thomas, Biehl, Hoppel and Klaben replace existing employment agreements (the “Old Employment Agreements”) with these executive officers, which were initially put into place prior to the Company’s initial public offering and were in a form more customary for private equity portfolio companies. The Company also entered into an employment agreement with Kenneth J. Webster, who was appointed as the Company’s Chief Accounting Officer and Controller on March 1, 2008.

The New Employment Agreements provide for an initial two year employment term which automatically renews for additional one year periods. The Employment Agreements further provide for an automatic three year extension in the event of a “change in control” of the Company (as such term is defined in the Employment Agreements).

During the employment term, the executive is entitled to receive at least the base salary in effect as of the effective date of the New Employment Agreement, together with the right to participate in the Company’s employee benefit plans, including health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, as in effect from time to time, on the same basis as such plans are made available to other senior executives, and to receive a car allowance. Annual base salaries of the Company’s executive officers under their respective New Employment Agreements for 2008 are as follows: (i) Samuel F. Thomas, Chairman, Chief Executive Officer and President, $500,000; (ii) Michael F. Biehl, Executive Vice President, Chief Financial Officer and Treasurer, $262,150; (iii) James H. Hoppel, Jr., Vice President — Corporate Development, $192,000; (iv) Matthew J. Klaben, Vice President, General Counsel and Secretary, $210,000; and (v) Kenneth J. Webster, Chief Accounting Officer and Controller, $156,000.

Pursuant to the New Employment Agreements, during the employment term, each executive is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred fifty percent (150%) of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary (the “Base Target”). Annual Bonuses are based upon the achievement of performance targets established by the Board of Directors, or a duly authorized committee thereof, within the first three months of each fiscal year during the employment period. Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are determined in accordance with the terms of the Company’s Incentive Compensation Plan, as currently in effect and as it may be amended from time to time, including any successor plan. In the event of a change in control, the Annual Bonus may be pro-rated in accordance with the terms of the Incentive Compensation Plan. Base Targets of the Company’s executive officers under their respective employment agreements are as follows: (i) Samuel F. Thomas, Chairman, Chief Executive Officer and President, 110% of base salary; (ii) Michael F. Biehl, Executive Vice President, Chief Financial Officer and Treasurer, 100% of base salary; (iii) James H. Hoppel, Jr., Vice President — Corporate Development, 65% of base salary; (iv) Matthew J. Klaben, Vice President,

General Counsel and Secretary, 75% of base salary; and (v) Kenneth J. Webster, Chief Accounting Officer and Controller, 45% of base salary.

Under the New Employment Agreements, our executive officers are entitled to receive monthly automobile allowances for 2008 in the following amounts: (i) Mr. Thomas, $1,000; (ii) Mr. Biehl, $1,000; (iii) Mr. Klaben, $800; (iv) Mr. Hoppel, Jr., $800; and (v) Mr. Webster, $800.

For more terms, including post-termination payments and restrictive covenants, see “Other Potential Post-Employment Payments.”

Description of Old Employment Agreements

The Old Employment Agreements remained in effect as of December 31, 2007 and all compensation information presented above was based on these agreements. The following is a brief description of the Old Employment Agreements, which are no longer in effect:

Samuel F. Thomas.  On November 23, 2005, we entered into an employment agreement with Samuel F. Thomas, pursuant to which Mr. Thomas served as our Chairman, Chief Executive Officer and President for a three year rolling term. Under the agreement, Mr. Thomas was entitled to an annual base salary of $450,000 for 2007 payable in regular installments in accordance with our usual payroll practices. Mr. Thomas was also eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 150% of his annual bonus target, which target for calendar year 2007 was $495,000 under our Incentive Compensation Plan. Mr. Thomas was also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Thomas was entitled to receive an automobile allowance in the amount of $1,000 per month.

Michael F. Biehl.  On December 1, 2005, we entered into an employment agreement with Michael F. Biehl, pursuant to which Mr. Biehl served as our Executive Vice President, Chief Financial Officer and Treasurer for a two year rolling term. Under the agreement, Mr. Biehl was entitled to an annual base salary of $245,000 for 2007 payable in regular installments in accordance with our usual payroll practices. Mr. Biehl was also eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 150% of his annual base salary, based upon the achievement of annual performance targets established by our Board under our Incentive Compensation Plan. Mr. Biehl was also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Biehl was entitled to receive an automobile allowance in the amount of $1,000 per month.

Matthew J. Klaben.  On March 29, 2006, we entered into an employment agreement with Matthew J. Klaben, pursuant to which Mr. Klaben served as our Vice President and General Counsel for a rolling one year term. Under the agreement, Mr. Klaben was entitled to an annual base salary of $200,000 for 2007, payable in regular installments in accordance with our usual payroll practices. Mr. Klaben received a one-time $25,000 signing bonus in 2006, and was eligible to earn an annual bonus award, for each full year during the term of his employment agreement, of up to 105% of his annual base salary, based upon the achievement of annual performance targets established by our Board under our Incentive Compensation Plan. Mr. Klaben was also generally entitled to participate in our employee benefit plans on the same basis as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Klaben was entitled to receive an automobile allowance in the amount of $800 per month.

James H. Hoppel, Jr. On May 5, 2006, we entered into an employment agreement with James H. Hoppel, Jr. pursuant to which Mr. Hoppel served as our Chief Accounting Officer, Controller and Assistant Treasurer for a one year rolling term. Under the agreement, Mr. Hoppel was entitled to an annual base salary of $170,000 for 2007, payable in regular installments in accordance with our usual payroll practices. Mr. Hoppel was also eligible to earn an annual bonus award for the 2007 fiscal year and subsequent years during the term of his employment agreement, of up to 97.5% of his annual base salary, based upon the achievement of annual performance targets established by our Board under our Incentive Compensation Plan. Mr. Hoppel was also generally entitled to participate in our employee benefit plans on the same terms as those benefits are generally made available to our other senior executives. Under the employment agreement, Mr. Hoppel was entitled to receive an automobile allowance in the amount of $800 per month.

Equity and Incentive Plan Awards

Chart Industries, Inc. Incentive Compensation Plan

Cash bonuses payable to the executive officers are payable pursuant to and in accordance with the Incentive Compensation Plan, which was adopted by the Board of Directors and approved by our stockholders on July 17 and July 18, 2006, respectively. The performance measures established under the Incentive Compensation Plan for fiscal year 2007 for executive officers were operating income, net income and working capital. The Compensation Committee selected these measures in an effort to more closely align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. Under these targets, our executive officers were eligible to earn a cash incentive bonus for our 2007 fiscal year if performance exceeded threshold amounts in an amount up to a pre-determined percentage, ranging from 97.5% to 165% of the executive officer’s base salary (with higher ranked officers being compensated at a higher percentage of base salary), at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective. Our Compensation Committee has determined that our financial performance for 2007 has achieved a weighted level of 148.57% of our 2007 performance measures. Accordingly, we paid the cash payments to our named executive officers set forth in the 2007 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.”

2006 Chart Executive Incentive Compensation Plan

Cash bonuses paid in 2006 to the executive officers were paid pursuant to and in accordance with the 2006 Bonus Plan, which was adopted March 1, 2006 and approved by our stockholders on July 18, 2006. The material performance targets under the 2006 Bonus Plan, as established by the Compensation Committee of the Board, included working capital and EBITDA (earnings before interest, tax, depreciation and amortization) targets. Participants were eligible to earn a bonus of up to a pre-determined percentage of the participant’s base salary, ranging from 90% to 165% of the participant’s base salary at maximum performance levels. Our Compensation Committee determined that our financial performance for 2006 exceeded the maximum target levels for each named executive officer performance measure under the 2006 Bonus Plan. Accordingly, we paid the annual bonuses to our named executive officers set forth in the 2007 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation”.

Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan

The 2005 Stock Incentive Plan was initially adopted effective November 23, 2005, in connection with the Acquisition. The plan, as amended and restated, was adopted by the Board of Directors and approved by our stockholders in connection with our initial public offering. The 2005 Stock Incentive Plan was amended and restated at that time to reflect the fact that our public company status made certain provisions under the original plan no longer applicable.

The 2005 Stock Incentive Plan provides for the grant of (1) options that are not incentive stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, and (5) other stock-based grants, including shares of our Common Stock awarded to our non-employee Directors, executive officers, other key employees and consultants. As of March 25, 2008, there were 2,582,758 shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan.

The 2005 Stock Incentive Plan is administered by our Board of Directors, which has delegated its duties and powers in whole or in part to our Compensation Committee. The Compensation Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2005 Stock Incentive Plan and to waive any such terms and conditions at any time. The Compensation Committee also has the authority to grant awards under the 2005 Stock Incentive Plan. The Compensation Committee is authorized to interpret the 2005 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2005 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2005 Stock Incentive Plan. The Compensation Committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in the 2005 Stock Incentive Plan in the manner and to the extent the committee deems necessary or desirable.

Prior to the initial public offering, the Compensation Committee granted to our executive officers under the 2005 Stock Incentive Plan certain options as non-qualified stock options, which were granted as follows: approximately 35% vest and become exercisable over the passage of time, which we refer to as “time options,” assuming the holder thereof continues to be employed by us, and the remaining portion vests and becomes exercisable based upon the achievement of certain performance targets, which we refer to as “performance options.” These time options generally become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the grant date. The performance based stock options vested at 82% based upon the return on investment that First Reserve realized when it liquidated its ownership interest in us in connection with the secondary offering in June 2007.

The exercise price per share for options is equal to the fair market value on the applicable date of grant, subject to any adjustments to outstanding options permitted in connection with significant transactions, such as our initial public offering. An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Board, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Board to avoid adverse accounting treatment applying generally accepted accounting principles), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Board may permit. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received upon exercise of the option.

The 2005 Stock Incentive Plan is intended to aid us in recruiting and retaining key employees, Directors and consultants of outstanding ability and to motivate such employees, Directors or consultants to exert their best efforts on behalf of us and our affiliates by providing incentives through the granting of awards. Our Compensation Committee historically has taken the view that providing our executive officers with a proprietary interest in our success further aligns the incentives of our executive officers with those of our stockholders.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our named executive officers at December 31, 2007.

	Option Awards						Stock Awards
								Equity
								Incentive
								Plan
								Awards:
							Equity	Market or
							Incentive	Payout
							Plan Awards:	Value of
							Number of	Unearned
							Unearned	Shares,
	Number of		Number of				Shares, Units or	Units or
	Securities		Securities				Other	Other
	Underlying		Underlying				Rights	Rights
	Unexercised		Unexercised				That	That
	Options		Options		Option	Option	Have	Have Not
	(#)		(#)		Exercise	Expiration	Not Vested	Vested
Name	Exercisable		Unexercisable(1)		Price ($)	Date	(#)	($)(8)

Samuel F. Thomas	356,876	(2)	—		$6.50	11/23/2015
	94,955	(3)	142,433	(3)	$6.50	11/23/2015
	—		18,300	(4)	$27.74	8/02/2017
	—		—		—	—	16,850 (7)	$520,665
Michael F. Biehl	24,000	(2)	—		$6.50	11/23/2015
	—		42,730	(3)	$6.50	11/23/2015
	—		6,100	(4)	$27.74	8/02/2017
	—		—		—	—	5,625 (7)	$173,813
Matthew J. Klaben	53,082	(2)	—		$12.16	3/29/2016
	6,471	(5)	27,884	(5)	$12.16	3/29/2016
	—		2,900	(4)	$27.74	8/02/2017
	—		—		—	—	2,675 (7)	$82,658
James H. Hoppel, Jr.	35,690	(2)	—		$6.50	11/23/2015
	9,496	(3)	14,242	(3)	$6.50	11/23/2015
	4,777	(2)	—		$12.16	4/27/2016
	627	(6)	2,510	(6)	$12.16	4/27/2016
	—		2,500	(4)	$27.74	8/02/2017
	—		—		—	—	2,300 (7)	$71,070

(1)	The securities underlying unexercised options which are unexercisable are also included in the aggregate dollar amount recognized for financial statement reporting purposes, in accordance with SFAS 123(R) and SEC rules for executive compensation disclosure, in the “Option Awards” column of the 2007 Summary Compensation Table.

(2)	These securities underlying unexercised options represent performance options granted under the 2005 Stock Incentive Plan. The performance options became exercisable upon the recognition of a net return by First Reserve with respect to its investment in the Company in connection with the Company’s secondary offering in June 2007.

(3)	These securities underlying these options represent time options granted on November 23, 2005 under the 2005 Stock Incentive Plan and vest annually in equal installments over five years based on continued service.

(4)	These securities underlying unexercised options represent time options granted on August 2, 2007 under the 2005 Stock Incentive Plan and will vest annually in equal installments over four years based on continued service. These stock options are also included in the “All Other Option Awards” column of the 2007 Grants of Plan-Based Awards Table.

(5)	These securities underlying these options represent time options granted on March 29, 2006 under the 2005 Stock Incentive Plan and vest annually in equal installments over five years based on continued service.

(6)	These securities underlying these options represent time options granted on April 27, 2006 under the 2005 Stock Incentive Plan and vest annually in equal installments over five years based on continued service.

(7)	These performance units were granted on August 2, 2007 pursuant to the 2005 Stock Incentive Plan. Detail regarding the performance units is reported in the “2007 Summary Compensation Table” and is included in the Compensation Discussion and Analysis. These performance units are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2007 Grants of Plan-Based Awards Table.

(8)	Calculated based on a December 31, 2007 closing price of $30.90.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers in 2007.

	Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Michael F. Biehl	103,347	$2,324,147
Matthew J. Klaben	500	$8,750

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our named executive officers in 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
	in Last FY	in Last FY	Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)

Samuel F. Thomas	$—	$—	$11,011	$—	$120,965

Pursuant to the Company’s Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), eligible employees are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions, vest as follows: 33% upon completion of one year of participation; 67% upon completion of two years of participation; and 100% upon completion of three years of participation in the plan. Elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (1) a participant’s interest upon termination does not exceed $10,000; (2) a plan interest is awarded to a former spouse of a participant under court order; (3) a “change in control” (as defined under the operation of the Deferred Income Plan) occurs; (4) a participant has an unforeseeable emergency; (5) a participant becomes disabled; or (6) death occurs prior or subsequent to commencement or completion of payment of benefits, respectively. In no event may a participant receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change their investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The tables below reflect the amount of compensation payable to each of the named executive officers of our Company under both the Old and New Employment Agreements (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination and termination for cause, involuntary termination without cause or resignation with good reason and not within two years of a change in control, and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that such termination was effective as of December 31, 2007, the last business day of 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation from our Company.

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus and Benefits.  Pursuant to the terms of the Old and New Employment Agreements, in the event that a named executive officer is terminated by us for “Cause” or resigns without “Good Reason,” he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination in a lump sum. Under the terms of the Old and New Employment Agreements, “Cause” is defined as the executive’s willful failure to perform duties, commission of, or plea of guilty or no contest to a felony or crime involving moral turpitude, willful malfeasance or misconduct which is demonstrably injurious to us or our subsidiaries, material breach of the material terms of the agreement, commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us which adversely affects our business or that of our subsidiaries or affiliates, or any other act or course of conduct which will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. Under the terms of the Old Employment Agreements, “Good Reason” is defined as any of the following events occurring without the executive’s consent: a substantial diminution in the executive’s position or duties, material adverse change in reporting lines or assignment of duties materially inconsistent with his position, or any reduction in base salary or material reduction in employee benefits not affecting all other senior executives. Under the terms of the New Employment Agreements, “Good Reason” is defined as: (i) a material diminution in executive’s base salary (excluding any general salary reduction similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business); (ii) a material diminution in executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the New Employment Agreement.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason, the unvested portion of all stock options will be cancelled.

Treatment of Performance Units.  Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason during the performance period, all performance units will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of a participant’s Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of a participant’s Company duties from which the participant derived an improper personal benefit (“Cause under the Deferred Income Plan”), the participant will not be entitled to receive any benefits or payments under the terms of the plan, other than the participant deferrals, which would be paid in a lump sum.

Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus and Benefits.  Pursuant to the terms of the Old Employment Agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under — “Restrictive Covenants that Apply During and After Termination of Employment”, (1) the greater of the executive’s current base salary or highest base salary paid within the employment term, payable in installments as follows: Mr. Thomas, for three years; Mr. Biehl, for two years; Mr. Klaben and Mr. Hoppel, for one year; and (2) continued coverage under our group health plans on the same basis as active employees as follows: Mr. Thomas, for three years; Mr. Biehl, for two years; Mr. Klaben and Mr. Hoppel, for one year. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive officer’s behalf for such coverage.

Pursuant to the terms of the New Employment Agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason not within two years of a change in control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under — “Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 200%; Mr. Biehl, 150%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period, depending upon the executive’s position: Mr. Thomas, 24 months; Mr. Biehl, 18 months; and all other executives, 12 months.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreement under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, any unvested stock options will be cancelled by us without consideration.

Treatment of Performance Units.  Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason during the performance period, all performance units will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated by us without Cause under the Deferred Income Plan or by resignation for Good Reason, the participant will be entitled to receive an amount equal to the participant’s vested account, payable as a lump sum. The payment will be made on or about the first day of the third month following termination.

Payments made upon Termination by Reason of Death or Disability

Salary, Bonus and Benefits.  Pursuant to the terms of the Old and New Employment Agreements, in the event that a named executive officer is terminated by reason of death or becomes physically or mentally incapacitated and therefore unable for a period of six consecutive months or an aggregate of nine months in any twenty-four consecutive month period to perform his duties (“Disability”) he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, a pro rata portion of the annual bonus, if any, that the executive would have been entitled to receive for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that a named executive officer is terminated due to death or Disability, (x) any stock options granted before 2007 that would have vested in the calendar year in which such termination occurs, will become fully vested and (y) any stock options granted in 2007 will become immediately vested.

Treatment of Performance Units.  Under the terms of the performance unit agreement under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated due to retirement upon reaching the age of 60, provided the executive has completed ten years of service with us (“Retirement”), death or Disability during the performance period, the executive (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of units or, if the Compensation Committee so elects, the cash equivalent, calculated by multiplying (x) by (y) where: (x) is the number of Shares, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period. No named executive officer was eligible for Retirement on December 31, 2007, and accordingly, the tables below do not present any benefits associated with Retirement.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to Disability (as defined in the Deferred Income Plan), the benefit payable to the participant under the Deferred Income Plan will vest, as of the date of the disability determination. In the event that the participant’s employment is terminated due to death, we will distribute the participant’s account as soon as practicable following the date of death. In the event that either death or Disability occurs prior to commencement of the payment of benefits, payments will be made as a lump sum. In the event that a participant’s employment is terminated due to death following the commencement of the payment of benefits, but prior to the completion of all such benefits, we will continue to make installment payments over the remainder of the period, as though the participant had survived.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits.  Pursuant to the terms of the Old and New Employment Agreements, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. No named executive officer’s employment agreement could have terminated on December 31, 2007, as a result of the rolling term of the agreement, since we could not have provided the required notice one, two or three years before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the employment agreement term on December 31, 2007.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, the unvested portion of all time options and all performance options will be cancelled by us without consideration.

Treatment of Performance Units.  Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated upon expiration of the employment term without renewal during the performance period, all performance units will be cancelled.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated upon expiration of the employment term without renewal, the participant will be entitled to receive an amount equal to the participant’s vested account, payable as a lump sum. The payment will be made on or about the first day of the seventh month following termination.

Payments made upon Change in Control

Salary, Bonus and Benefits.  The Old Employment Agreements do not address termination of employment upon a change in control. Accordingly, any benefits or payments in such a case would be determined by the nature of the termination of employment, such as resignation without Good Reason, resignation with Good Reason, termination by us for Cause, termination by us without Cause, or otherwise.

Pursuant to the terms of the New Employment Agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason within two years of a change in control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under — “Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 300%; Mr. Biehl, 200%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period: Mr. Thomas, 36 months; Mr. Biehl, 24 months; and all other executives, 12 months. The severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a change in control may be reduced under the New Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment.

Treatment of Nonqualified Stock Options.  Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event of the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 50% of the total voting power of the our total stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our Directors, then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, a “Change in Control”), the stock options will immediately become fully vested and exercisable.

Treatment of Performance Units.  Under the terms of the performance unit agreement under which the performance units were awarded to the named executive officers, in the event of a Change in Control, (a) the performance requirements shall be deemed to have been satisfied at the greater of either: (i) the target level of the performance requirements as if the entire performance period had elapsed; or (ii) the level of actual achievement of the performance requirements as of the date of the Change in Control; and the appropriate number of Shares, or, if the Committee so elects, cash, shall be issued or paid to the executive not later than 30 days after the date of the Change in Control.

Treatment of Deferred Compensation.  Under the terms of the Deferred Income Plan, in the event that (1) a person other than our employee stock ownership trust, becomes the beneficial owner, directly or indirectly, of our outstanding Common Stock having 51% or more of the total number of votes which may be cast for Directors; or (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new Directors whose election by such Board or whose nomination for election by the our stockholders was approved by a vote of two-thirds of the our Directors, then still in office, who were either Directors at the beginning of such period) cease for any reason to constitute a majority of the Board, then in office, a participant’s interest in all amounts credited to the participant’s account under the plan will fully and immediately vest and become nonforfeitable.

Restrictive Covenants that Apply During and After Termination of Employment

Pursuant to the Old Employment Agreements, each of Messrs. Thomas, Biehl, Klaben and Hoppel was also subject to a customary covenant not to disclose confidential information during the term of his employment and at all times thereafter and to customary covenants not to compete and not to solicit employees or customers during the employment term and for (a) three years following termination of employment for any reason, in the case of Mr. Thomas, (b) two years following termination of employment for any reason, in the case of Mr. Biehl, and (c) one year following termination of employment for any reason, in the case of Messrs. Klaben and Hoppel.

Under the New Employment Agreements, each executive is required to comply with certain restrictive covenants during his employment term and for the following period following the date of termination: Mr. Thomas, 24 months (extended to 36 months if change in control severance is received); Mr. Biehl, 18 months (extended to 24 months if change in control severance is received); and all other executives, 12 months (the “Restricted Period”). During the Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.

Potential Post-Employment Payments under the Old Employment Agreements

Assuming that the employment of each named executive officer was terminated under each of the following circumstances on December 31, 2007, the last business day of 2007, and based on the terms of the Old Employment Agreements, as described above, payments made and benefits provided would have the following estimated values:

		Involuntary
	Involuntary	Termination
	Termination for	without
	Cause/	Cause/
	Resignation	Resignation
	by Executive	by Executive
	without Good	for Good	Disability/	Change in
	Reason	Reason	Death	Control(7)

Base Salary(1)
Samuel F. Thomas	$—	$1,350,000	$—	$1,350,000
Michael F. Biehl	$—	$490,000	$—	$490,000
Matthew J. Klaben	$—	$200,000	$—	$200,000
James H. Hoppel, Jr.	$—	$170,000	$—	$170,000
Annual Incentive Plan Bonus(2)
Samuel F. Thomas	$735,431	$735,431	$735,431	$735,431
Michael F. Biehl	$364,001	$364,001	$364,001	$364,001
Matthew J. Klaben	$208,001	$208,001	$208,001	$208,001
James H. Hoppel, Jr.	$164,172	$164,172	$164,172	$164,172
Health and Welfare Benefits(3)
Samuel F. Thomas	$—	$40,211	$—	$40,211
Michael F. Biehl	$—	$25,548	$—	$25,548
Matthew J. Klaben	$—	$12,183	$—	$12,183
James H. Hoppel, Jr.	$—	$12,183	$—	$12,183
Accelerated vesting of time options(4)
Samuel F. Thomas	$—	$—	$57,828	$3,533,193
Michael F. Biehl	$—	$—	$19,276	$1,061,888
Matthew J. Klaben	$—	$—	$9,164	$531,711
James H. Hoppel, Jr.	$—	$—	$7,900	$402,442
Accelerated vesting of performance units(5)
Samuel F. Thomas	$—	$—	$104,133	$520,665
Michael F. Biehl	$—	$—	$34,762	$173,813
Matthew J. Klaben	$—	$—	$16,531	$82,658
James H. Hoppel, Jr.	$—	$—	$14,214	$71,070
Deferred Compensation(6)
Samuel F. Thomas	$—	$—	$—	$—
TOTAL
Samuel F. Thomas	$735,431	$2,125,642	$897,392	$6,179,500
Michael F. Biehl	$364,001	$879,549	$418,039	$2,115,250
Matthew J. Klaben	$208,001	$420,184	$233,696	$1,034,553
James H. Hoppel, Jr.	$164,172	$346,355	$186,286	$819,867

(1)	The base salary levels of the executive officers under their employment agreements at December 31, 2007 were as follows: Mr. Thomas, $450,000; Mr. Biehl, $245,000; Mr. Klaben, $200,000; and Mr. Hoppel, $170,000. These 2007 amounts were used in calculating the hypothetical payment shown. The base salary levels of the executive officers have been adjusted, effective January 1, 2008, as follows: Mr. Thomas, $500,000; Mr. Biehl, $245,000; Mr. Klaben, $210,000; and Mr. Hoppel, $192,000. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumed termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year. Our executives are presently entitled to the following vacation benefits: Mr. Thomas, five weeks; Mr. Biehl, four weeks; Mr. Klaben, three weeks; and Mr. Hoppel, three weeks.

(2)	Our Incentive Compensation Plan, under which incentive bonuses were paid for 2007, generally requires a participant to be employed on the last day of the fiscal year in order to receive a bonus. Since each executive officer would have been employed on the last day of the fiscal year, assuming a termination date of December 31, 2007, bonus amounts would be paid as set forth above. The bonus amounts payable under the incentive plan are based on the realization of 148.57% of our 2007 performance goals, as set forth under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the “2007 Grants of Plan-Base Awards” table above and in the “2007 Summary Compensation” table above.

(3)	Health and welfare benefits consist of health care and dental. These benefits after termination of employment for 2008 have been calculated based on actual cost to us for 2008. For each year following 2008, costs are approximated based on the actual cost for 2008 plus an assumed 10% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefit cost.

(4)	The value of the stock options that vest upon death or Disability (2007 grants) or a Change in Control (all grants) represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 31, 2007, at $30.90 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the options.

(5)	In the event of termination due to Disability or death, the executive (or his or her beneficiary) shall be entitled to a pro-rated number of performance units, or the cash equivalent, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the target performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period. Assuming a termination date of December 31, 2007, the (y) variable (.20) used in the calculation will be the same for each of the executive officers as all would have been employed for a period of 6 months out of a 30 month performance period.

The value of the performance units upon a Change in Control represents the product of (i) the total number of units to be awarded assuming satisfaction of the target level performance requirements as if the entire performance period had elapsed, and (ii) $30.90.

(6)	No benefit is shown for deferred compensation because there are no contributions by us or any above-market returns on any participant moneys in the Deferred Income Plan for any named executive officer. All balances in the Deferred Income Plan represent solely the named executive officer’s contributions or market earnings on those contributions. For more information, see “— 2007 Nonqualified Deferred Compensation Table.”

(7)	Assumes termination of employment results from resignation for Good Reason or involuntary termination without Cause.

Potential Post-Employment Payments under the New Employment Agreements

Assuming that the employment of each named executive officer was terminated under each of the following circumstances on December 31, 2007, the last business day of 2007, and assuming the New Employment Agreements were in place as of December 31, 2007, payments made and benefits provided would have the following estimated values:

		Involuntary
	Involuntary	Termination
	Termination for	without
	Cause/	Cause/
	Resignation	Resignation
	by Executive	by Executive
	without Good	for Good	Disability/	Change in
	Reason	Reason	Death	Control(7)

Cash Severance(1)
Samuel F. Thomas	$—	$1,890,000	$—	$2,835,000
Michael F. Biehl	$—	$735,000	$—	$980,000
Matthew J. Klaben	$—	$340,000	$—	$340,000
James H. Hoppel, Jr.	$—	$280,500	$—	$280,500
Annual Incentive Plan Bonus(2)
Samuel F. Thomas	$735,431	$735,431	$735,431	$735,431
Michael F. Biehl	$364,001	$364,001	$364,001	$364,001
Matthew J. Klaben	$208,001	$208,001	$208,001	$208,001
James H. Hoppel, Jr.	$164,172	$164,172	$164,172	$164,172
Health and Welfare Benefits(3)
Samuel F. Thomas	$—	$25,548	$—	$40,211
Michael F. Biehl	$—	$18,865	$—	$25,548
Matthew J. Klaben	$—	$12,183	$—	$12,183
James H. Hoppel, Jr.	$—	$12,183	$—	$12,183
Accelerated vesting of time options(4)
Samuel F. Thomas	$—	$—	$57,828	$3,533,193
Michael F. Biehl	$—	$—	$19,276	$1,061,888
Matthew J. Klaben	$—	$—	$9,164	$531,711
James H. Hoppel, Jr.	$—	$—	$7,900	$402,442
Accelerated vesting of performance units(5)
Samuel F. Thomas	$—	$—	$104,133	$520,665
Michael F. Biehl	$—	$—	$34,762	$173,813
Matthew J. Klaben	$—	$—	$16,531	$82,658
James H. Hoppel, Jr.	$—	$—	$14,214	$71,070
Deferred Compensation(6)
Samuel F. Thomas	$—	$—	$—	$—
TOTAL
Samuel F. Thomas	$735,431	$2,650,979	$897,392	$7,664,500
Michael F. Biehl	$364,001	$1,117,866	$418,039	$2,605,250
Matthew J. Klaben	$208,001	$560,184	$233,696	$1,174,553
James H. Hoppel, Jr.	$164,172	$456,855	$186,286	$930,367

(1)	Cash severance amounts consist of a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus. Mr. Thomas, 200%; Mr. Biehl, 150%; and all other officers, 100%. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumed termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year. Our executives are presently entitled to the following vacation benefits: Mr. Thomas, five weeks; Mr. Biehl, four weeks; Mr. Klaben, three weeks; and Mr. Hoppel, three weeks.

(2)	Our Incentive Compensation Plan, under which incentive bonuses were paid for 2007, generally requires a participant to be employed on the last day of the fiscal year in order to receive a bonus. Since each executive officer would have been employed on the last day of the fiscal year, assuming a termination date of December 31, 2007, bonus amounts would be paid as set forth above. The bonus amounts payable under the incentive plan are based on the realization of 148.57% of our 2007 performance goals, as set forth under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the “2007 Grants of Plan-Base Awards” table above and in the “2007 Summary Compensation” table above.

(3)	Health and welfare benefits consist of health care and dental. These benefits after termination of employment for 2008 have been calculated based on actual cost to us for 2008. For each year following 2008, costs are approximated based on the actual cost for 2008 plus an assumed 10% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefit cost.

(4)	The value of the stock options that vest upon death or Disability (2007 grants) or a Change in Control (all grants) represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 31, 2007, at $30.90 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the options.

(5)	In the event of termination due to Disability or death, the executive (or his or her beneficiary) shall be entitled to a pro-rated number of performance units, or the cash equivalent, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the target performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period. Assuming a termination date of December 31, 2007, the (y) variable (.20) used in the calculation will be the same for each of the executive officers as all would have been employed for a period of 6 months out of a 30 month performance period.

The value of the performance units upon a Change in Control represents the product of (i) the total number of units to be awarded assuming satisfaction of the target level performance requirements as if the entire performance period had elapsed, and (ii) $30.90.

(6)	No benefit is shown for deferred compensation because there are no contributions by us or any above-market returns on any participant moneys in the Deferred Income Plan for any named executive officer. All balances in the Deferred Income Plan represent solely the named executive officer’s contributions or market earnings on those contributions. For more information, see “— 2007 Nonqualified Deferred Compensation Table.”

(7)	Assumes termination of employment results from resignation for Good Reason or involuntary termination without Cause within two years following a change in control.

2007 DIRECTOR COMPENSATION TABLE

The following table and related notes and discussion summarize compensation paid to our non-employee Directors for our 2007 fiscal year, presented in accordance with SEC rules.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)

Timothy H. Day(2)	$33,000	$40,000	$73,000
Richard E. Goodrich	$62,000	$40,000	$102,000
Ben A. Guill(3)	$8,000	—	$8,000
Steven W. Krablin	$64,500	$40,000	$104,500
Kenneth W. Moore(2)	$30,000	$40,000	$70,000
Michael W. Press	$63,500	$40,000	$103,500
James M. Tidwell	$29,000	$40,000	$69,000

(1)	As of December 31, 2007, the Directors held unvested restricted stock units granted for 2007 service in the following amounts: Richard E. Goodrich, 1,787 restricted stock units; Steven W. Krablin, 1,787 restricted stock units; Michael W. Press, 1,787 restricted stock units; and James M. Tidwell, 1,321 restricted stock units. The grant date fair value of each restricted stock unit grant reported in this column, calculated in accordance with SFAS 123(R), is $40,000. Unvested restricted stock units received by Messrs. Day, Guill and Moore, former Directors, in the amount of 2,666, 1,787 and 1,787, respectively, were forfeited to us as a result of their resignations from our Board of Directors during 2007.

(2)	Messrs. Day and Moore resigned from our Board of Directors effective August 2, 2007.

(3)	Mr. Guill resigned from our Board of Directors effective March 19, 2007.

Director Compensation

Directors who are also employees do not receive any additional compensation for services performed as a member of our Board of Directors or any committees thereof. We pay our non-employee Directors an annual retainer of $32,000, payable in equal quarterly installments, and grant annually to each non-employee Director restricted stock units covering a number of shares of Common Stock with a fair market value of $40,000 on the date of grant under the 2005 Stock Incentive Plan. The restricted stock units fully vest on the first anniversary of the date of grant or earlier, in the event of a change in control (as defined in the 2005 Stock Incentive Plan) or the Director ceasing to serve on the board due to death or disability (as defined in the 2005 Stock Incentive Plan). The restricted stock units are expected to be settled in shares of our Common Stock, the receipt of which may be deferred by each Director for a period ranging from the first anniversary of the restricted stock unit vesting date to the tenth anniversary of the restricted stock unit vesting date, or, if elected, earlier upon separation of service from the Board or a change in control, in both cases, to the extent permitted under Section 409A of the Internal Revenue Code. Messrs. Day, Goodrich, Krablin, Press and Moore each received 1,787 restricted stock units in our 2007 fiscal year, and Mr. Tidwell received 1,321 restricted stock units in connection with his appointment to our Board of Directors in our 2007 fiscal year.

For 2008, the Compensation Committee has modified the equity compensation component of Director compensation. As modified, effective January 1, 2008, the Company’s non-employee Directors receive quarterly stock awards valued at $10,000 on the date of grant under our 2005 Stock Incentive Plan, which are fully vested on the date of grant. The receipt of stock may be deferred by each Director until a later fiscal year after the grant date, or, if elected, until the earlier of the January following separation of service from the board or a change in control, in both cases, to the extent permitted under Section 409A of the Internal Revenue Code.

In addition to the compensation described above, the chairperson of our audit committee receives an additional $8,000 annual retainer, and the chairpersons of our other Board committees receive an additional $4,000 annual retainer, in each case in equal quarterly installments. Additionally, we pay our non-employee Directors a fee of $2,000 for Board meetings attended in person (up to six meetings and $1,000 per meeting thereafter) and a fee of $1,000 for Board meetings attended telephonically. In connection with meetings of the committees of our Board of Directors, we pay our non-employee Directors who attend committee meetings in person a fee of $1,000 per meeting and a fee of $500 per meeting for committee meetings attended telephonically. In addition, our stock ownership guidelines provide that Directors must accumulate investments of at least $100,000 in our Common Stock during their first 24 months on our Board. Shares of our Common Stock issuable upon settlement of restricted stock units or granted as quarterly stock grants will count towards the $100,000 requirement.

Compensation Committee Interlocks and Insider Participation

Since August 2, 2007, our Compensation Committee has consisted of Richard E. Goodrich, Steven W. Krablin, Michael W. Press and James M. Tidwell. None of Messrs. Goodrich, Krablin, Press, or Tidwell is a present or past employee or officer of ours or any of our subsidiaries. None of our executive officers has served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2007.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP the firm’s independence from the Company and its management, including the matters in the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the registered public accounting firm’s independence.

Submitted by the Audit Committee of the Board of Directors as of February 26, 2008.

Steven W. Krablin, Chairman
Richard E. Goodrich
Michael W. Press
James M. Tidwell

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent registered public accounting firm. For work performed in regard to fiscal years 2007 and 2006, the Company paid Ernst & Young LLP the following fees for services, as categorized below:

	Fiscal Year 2007	Fiscal Year 2006

Audit fees(1)	$1,548,136	$1,157,741
Audit-related fees(2)	—	—
Tax fees(3)	$57,303	$193,502
All other fees(4)	$6,000	$6,000
Total fees	$1,611,439	$1,357,243

(1)	Includes fees for audit services principally relating to the annual audit, quarterly reviews and registration statements.

(2)	Assurance and related services that are reasonably related to the performance of the audit or review of the financial statement and not reported under audit fees.

(3)	Tax compliance, tax advice and tax planning.

(4)	All other services not reported under (1) through (3).

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2007.

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to the audit of each fiscal year, the Audit Committee receives a written report from Ernst & Young LLP describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. All audit related services, tax services and other services were pre-approved for 2007 by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has selected Ernst & Young LLP to audit our 2008 financial statements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2005 Stock Incentive Plan.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected In Column(a))
	(a)	(b)(2)	(c)

Equity compensation plans approved by security holders(1)	1,618,123	$8.93	1,070,384
Equity compensation plans not approved by security holders	—	—	—
Total	1,618,123	$8.93	1,070,384

(1)	The amount includes: (i) 1,497,382 shares issuable upon the exercise of outstanding stock options; (ii) 12,006 shares subject to restricted stock units under our 2005 Stock Incentive Plan; and (iii) 108,735 shares issuable upon achievement of maximum targets for performance unit awards.

(2)	The weighted average exercise price of outstanding options, warrants and rights does not take into account restricted stock unit awards or performance unit awards since these awards do not have an exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, Directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2007.

RELATED PARTY TRANSACTIONS

Management Stockholder’s Agreements

In connection with our initial public offering, consummated on July 31, 2006, we entered into amended and restated management stockholder’s agreements, effective as of April 1, 2006, with certain members of our management, including Messrs. Thomas, Biehl, Klaben and Hoppel, which we refer to as the management stockholders, and FR X Chart Holdings LLC, an affiliate of First Reserve.

Tag-Along Rights.  Had FR X Chart Holdings LLC elected to transfer shares of Common Stock other than pursuant to a registered offering, a transfer pursuant to Rule 144 under the Securities Act, a transfer with the approval of the members of the Board not affiliated with FR X Chart Holdings LLC or a transfer by FR X Chart Holdings LLC to any of its affiliates or partners or our employees, the management stockholder’s agreements provided each management stockholder with the right to tag-along and participate, on a pro rata basis, in such transfer of Common Stock. Pursuant to the management stockholder’s agreements, the tag-along rights terminated in 2007 when FR X Chart Holdings LLC and its affiliates ceased to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of at least 30% of our outstanding Common Stock in connection with the completion of our secondary offering.

“Piggyback” Registration Rights.  Pursuant to and subject to the terms of the amended and restated management stockholder’s agreements, each management stockholder has the opportunity to include in registered sales of our Common Stock (other than an initial public offering or relating to any employee benefit plan or corporate merger, acquisition or reorganization) and any shelf registration statement filed by us with respect to our common stock, all or any part of the “registrable securities” (as such term is defined in the amended and restated management stockholder’s agreements) then held by such management stockholder. We will pay all of the expenses associated with an offering of such shares. Underwriting discounts will be shared proportionally.

Stockholders Agreement

In connection with our initial public offering, we and First Reserve or one of its affiliates entered into a stockholders agreement pursuant to which First Reserve or its affiliates had the right to request us to register the sale of securities held by First Reserve, on their behalf and require us to make available shelf registration statements permitting sales of securities into the market from time to time over an extended period. In addition, First Reserve had the ability to exercise certain piggyback registration rights in connection with registered offerings initiated by us.

Pursuant to the terms of the stockholders agreement, during the period in which First Reserve held (1) less than 50% but at least 25% of our outstanding Common Stock, it had the right to designate three Director nominees, (2) less than 25% but more than 10% of our outstanding Common Stock, it had the right to designate two Director nominees, and (3) 10% of our outstanding Common Stock, it had the right to designate one Director nominee. During any period in which First Reserve held less than 10% of our outstanding Common Stock, it had no right to designate Directors pursuant to the stockholders agreement. In addition, we agreed that neither First Reserve nor any Director, officer or employee of First Reserve who served as officer, Director and/or employee of ours would be liable to us (i) by reason of any business decision or transaction undertaken by First Reserve which may have been adverse to our interests, (ii) by reason of any activity undertaken by First Reserve or by any other person in which First Reserve may have an investment or other financial interest which was in competition with us or (iii) without limiting the effect of Section 144 of the Delaware General Corporation Law, by reason of any transaction with First Reserve, or any transaction in which First Reserve had a financial interest, unless the party who asserted such liability proved, by clear and convincing evidence, that such transaction was not fair to us at the time it was authorized by the Board of Directors or a committee thereof.

As a result of the consummation of the secondary offering in June 2007, in which First Reserve disposed of all of its remaining ownership interest in the Company, First Reserve no longer has any affirmative rights under the stockholders agreement.

Related Party Transaction Policies and Procedures

On March 27, 2007, our Board of Directors adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, Directors or Director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested Directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the 2009 Annual Meeting, the Company must receive proposals no later than December 9, 2008. Proposals for inclusion in the proxy statement must comply with the Exchange Act including Rule 14a-8, as well as with our By-Laws.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting of stockholders. Our By-Laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. To be eligible for consideration at the 2009 Annual Meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement must be received by the Company between December 9, 2008 and January 8, 2009. In the event the date of the 2009 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2008 Annual Meeting, stockholder notice must be received not earlier than 120 days prior to the 2009 Annual Meeting and not later than the later of the 90th calendar day prior to the 2009 Annual Meeting or the close of business on the 10th calendar day following the date on which the public announcement of such meeting is first made. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to our Secretary.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Samuel F. Thomas

Chairman, Chief Executive Officer
and President
Garfield Heights, Ohio

ATTN: CORPORATE SECRETARY
ONE INFINITY CORPORATE CENTRE DRIVE
SUITE 300
GARFIELD HEIGHTS, OH 44125
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CHART INDUSTRIES, INC.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:			For	Withheld

	1a.	Samuel F. Thomas		☐	☐	(2)	In their discretion to act on any other matters that may properly come before the meeting.

	1b.	Richard E. Goodrich		☐	☐

	1c.	Steven W. Krablin		☐	☐

	1d.	Michael W. Press		☐	☐

	1e.	James M. Tidwell		☐	☐

	1f.	W. Douglas Brown		☐	☐

	1g.	Thomas L. Williams		☐	☐

				Yes	No

Please indicate if you plan to attend this meeting.				☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares of Common Stock are represented at the meeting by promptly returning your proxy in the enclosed envelope.

(Continued from reverse side)

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.
ê  If you have not voted via the Internet or telephone, please fold and detach card at perforation and return the bottom portion in the enclosed envelope.  ê

CHART INDUSTRIES, INC.
PROXY FOR COMMON STOCK
Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Stockholders on May 20, 2008
The undersigned hereby (i) appoints Michael F. Biehl and Matthew J. Klaben, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Stock of Chart Industries, Inc. (the “Company”) that the undersigned will be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Chart Energy & Chemicals, Inc., a wholly owned subsidiary of the Company, located at 8665 New Trails Drive, Suite 100, The Woodlands, Texas on May 20, 2008 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Stock of the Company represented by this proxy as indicated on the reverse side.
The shares of Common Stock represented by this proxy will be voted as indicated in the spaces on the reverse. To the extent that no directions are given for the election of the seven nominees to serve on the Board of Directors of the Company, the shares of Common Stock represented by this proxy will be voted “FOR” the election of the seven nominees to serve on the Board of Directors of the Company. The shares of Common Stock represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments or postponements thereof.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote your shares of Common Stock unless you sign and return this card.
Please date, sign and return promptly in the accompanying envelope.